SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

February 28, 2003

Date of Report (Date of earliest event reported)

CEPHEID

(Exact name of Registrant as specified in its charter)

California	000-0030755	77-0441625

(State of incorporation)	(Commission file number)	(I.R.S. Employer Identification No.)

904 Caribbean Drive
Sunnyvale, CA 94089

(Address of principal executive offices, including zip code)

(408) 541-4191

(Registrant’s telephone number, including area code)

Item 5: Other Events
Item 7: Financial Statements and Exhibits.
SIGNATURES
EXHIBIT INDEX
EXHIBIT 99.01
EXHIBIT 99.02
EXHIBIT 99.03

Item 5:   Other Events

     On February 28, 2003, Cepheid agreed to sell an aggregate of 1,360,000 shares of its common stock to certain investors for proceeds of approximately $5 million. Pursuant to a selling agent agreement, EHS Securities, LLC (“EHS Securities”) acted as Cepheid’s exclusive selling agent for this offering. The sale of the shares is expected to settle on March 4, 2003.

     The offered shares are registered under a “universal shelf” registration statement that was declared effective on May 29, 2002 by the Securities and Exchange Commission. Under this registration statement, Cepheid may offer and sell up to an aggregate of $35 million of its equity and/or debt securities from time to time. Cepheid filed the prospectus and prospectus supplement being delivered in connection with this offering of common stock pursuant to Rule 424(b) of the Securities Act of 1933, as amended.

     A copy of the shelf registration statement, base prospectus and prospectus supplement relating to the offering may be obtained by writing to the offices of Cepheid, 904 Caribbean Drive, Sunnyvale, California 94089. The selling agent agreement between Cepheid and EHS Securities, the form of stock purchase agreement entered into between Cepheid and each of the purchasers, and an opinion of counsel related to the validity of the shares of common stock issued in the offering are each filed as exhibits to this report on Form 8-K and are incorporated by reference into this report and into the shelf registration statement.

     This report on Form 8-K is neither an offer to sell nor the solicitation of an offer to buy the shares, nor shall there be any sale of these shares, in any state in which the offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state.

Item 7:   Financial Statements and Exhibits.

(c)	Exhibits

Number	Description

23.01	Consent of Fenwick & West LLP (included in Exhibit 99.01)

99.01	Opinion of Fenwick & West LLP regarding the legality of the shares offered

99.02	Selling Agent Agreement, dated as of February 27, 2003, between Cepheid and EHS Securities LLC

99.03	Form of Stock Purchase Agreement, dated as of February 28, 2003, entered into by Cepheid and certain investors

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CEPHEID

Date: March 4, 2003	By:	/s/ John R. Sluis Name: John R. Sluis Title: Vice President of Finance and Chief Financial Officer

EXHIBIT INDEX

Number	Description

23.01	Consent of Fenwick & West LLP (included in Exhibit 99.01)

99.01	Opinion of Fenwick & West LLP regarding the legality of the shares offered

99.02	Selling Agent Agreement, dated as of February 27, 2003, between Cepheid and EHS Securities LLC

99.03	Form of Stock Purchase Agreement, dated as of February 28, 2003, entered into by Cepheid and certain investors